UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cambridgepark Drive
Suite 101
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Resignation of Sven (Bill) Ante Lundberg as a Director

On July 17, 2025, Sven (Bill) Ante Lundberg, M.D., a member of the Board of Directors (the “Board”) of Vor Biopharma Inc. (the “Company”), delivered his notice of resignation to the Board, effective immediately. Dr. Lundberg’s decision to resign was not as a result of any disagreement with the Company. The Board thanks Dr. Lundberg for his many years of leadership and service to the Company.

(c)

Appointment of Qing Zuraw as Chief Development Officer

The Board appointed Qing Zuraw as the Company’s Chief Development Officer, effective as of July 17, 2025.

Dr. Zuraw joins Vor Bio with over 25 years of experience leading complex global and U.S. clinical development programs across autoimmune, inflammatory, and immunologic diseases. Most recently, she served as Chief Development Officer and Head of Global Clinical Development for Autoimmune Diseases at RemeGen Co., Ltd. from December 2022 to July 2025, where she was one of the key leaders of the successful development and execution of clinical trials for telitacicept across four key indications—systemic lupus erythematosus (SLE), Sjögren’s syndrome, myasthenia gravis (MG), and rheumatoid arthritis (RA)—culminating in regulatory approvals in China for the treatment of SLE, generalized MG and RA. Dr. Zuraw has also previously held senior leadership roles at Janssen Research & Development from December 2018 to December 2022, Teva Pharmaceutical Industries Ltd. from August 2017 to December 2018, and Akebia Therapeutics, Inc. from June 2015 to July 2017, where she led global clinical development programs across rheumatology, nephrology, respiratory, and immunology. She played a key role in the U.S. FDA approval of Guselkumab for psoriatic arthritis and contributed to multiple NDA and BLA submissions across therapeutic areas. Dr. Zuraw earned her M.D. and M.B.A. from Drexel University.

The Company has entered into an employment agreement with Dr. Zuraw, dated July 17, 2025 (the “Employment Agreement”). Under the terms of the Employment Agreement, Dr. Zuraw will receive an initial annual base salary of $565,000 and will be eligible for a discretionary annual cash bonus targeted at 40% of her then-current base salary. Dr. Zuraw will also receive a one-time signing bonus of $200,000, subject to repayment if her employment terminates under certain circumstances within the first twenty-four months. In addition, on July 17, 2025 Dr. Zuraw received (i) a grant of 4,373,040 options to purchase shares of the Company’s common stock pursuant to the Vor Biopharma Inc. 2023 Inducement Plan (the “Plan”) and (ii) a grant of 937,080 restricted stock units, each representing the right to receive one share of the Company’s common stock, pursuant to the Plan. In the event of termination by the Company without cause or resignation by Dr. Zuraw for good reason, Dr. Zuraw will be entitled to severance benefits, including 12 months of base salary and continued health coverage, subject to her execution of a release of claims and a post-employment non-competition agreement. If such a termination occurs in connection with a change in control, severance benefits increase to 18 months of base salary, 150% of the target bonus, accelerated vesting of equity awards and 18 months of continued health coverage.

Dr. Zuraw has also entered into the Company’s standard forms of indemnification agreement and employee confidential information and invention assignment agreement.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no arrangement or understanding between Dr. Zuraw and any other person pursuant to which she was selected as an officer of the Company, and there is no family relationship between Dr. Zuraw and any of the Company’s directors or other executive officers. There are no related party transactions between Dr. Zuraw and the Company that would require disclosure under Item 404(a) of Regulation S-K.

(d)

Appointment of Michel Detheux and Alexander (Bo) Cumbo as Directors

On July 16, 2025 the Board increased the size of the Board from eight to ten members and appointed Michel Detheux and Alexander (Bo) Cumbo to fill the resulting vacancies, to serve on the Board as independent Class I directors to serve until the Company’s 2028 annual meeting of stockholders and until their successors are duly elected and qualified.

Michel Detheux, Ph.D., age 59, currently serves as President and Chief Executive Officer of iTeos Therapeutics. He co-founded iTeos in 2011 and has led the company from its preclinical origins to late-stage clinical development, financially raising $1.2 billion since inception, including a NASDAQ IPO in 2020 and one of the largest upfront strategic deals ever for an early-stage asset with GlaxoSmithKline to co-develop and co-commercialize belrestotug, iTeos’ differentiated anti-TIGIT antibody, in 2021. Prior to founding iTeos, he served as a Director at Ludwig Cancer Research. Dr. Detheux began his career at Ogeda (f/k/a Euroscreen) where he worked in various scientific and business development roles. Michel currently serves as Chairman of the Board at Egle Therapeutics. Dr. Detheux holds a degree of Bio-engineer and a Ph.D. in Biochemistry from Université Catholique de Louvain, and a business certificate from Solvay Business School.

Alexander (Bo) Cumbo, age 54, has served as President and Chief Executive Officer of Solid Biosciences since December 2022. Prior to that, he served as President and Chief Executive Officer of AavantiBio from October 2020 to December 2022. Prior to that, he served in roles of increasing responsibility at Sarepta Therapeutics from January 2013 to September 2020, most recently serving as Executive Vice President, Chief Commercial Officer. He currently serves as a Board Member of Climb Bio and Verve Therapeutics. Mr. Cumbo received his Bachelor of Science in Laboratory Technology from Auburn University.

In connection with their service as directors, Dr. Detheux and Mr. Cumbo will receive the Company’s standard non-employee director cash and equity compensation under its Non-Employee Directors’ Compensation Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2023, as amended to date. Pursuant to the Non-Employee Directors’ Compensation Policy, Dr. Detheux and Mr. Cumbo will receive a cash retainer fee of $40,000 for service as directors, payable in equal quarterly installments in arrears on the last day of each fiscal quarter, pro-rated based on the number of days served in the applicable fiscal quarter. In addition, Dr. Detheux and Mr. Cumbo received stock options to purchase 60,000 shares of the Company’s common stock on July 16, 2025 and will be eligible to receive a stock option to purchase 30,000 shares of the Company’s common stock on the date of each annual stockholder meeting of the Company, beginning with the 2026 stockholder meeting.

Dr. Detheux and Mr. Cumbo have also entered into the Company’s standard form of indemnification agreement.

There is no arrangement or understanding between Dr. Detheux or Mr. Cumbo and any other person pursuant to which Dr. Detheux or Mr. Cumbo, respectively, was appointed as a member of the Board, and Dr. Detheux and Mr. Cumbo have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 17, 2025 the Company issued a press release announcing the appointment of Dr. Zuraw as Chief Development Officer, a copy of which is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

On July 21, 2025 the Company issued a press release announcing the appointments of Dr. Detheux and Mr. Cumbo to the Board, a copy of which is furnished as Exhibit 99.2 to this report and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 17, 2025, by and between the Company and Qing Zuraw

99.1	Press Release, dated July 17, 2025.

99.2	Press Release, dated July 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2025	Vor Biopharma Inc.

	By:	/s/ Jean-Paul Kress
	Name:	Jean-Paul Kress
	Title:	Chief Executive Officer